EXHIBIT 10.4

Lantheus Holdings, Inc.
Amended and Restated 2026 Equity Incentive Plan

Stock Option Award Agreement
(Time Vesting)

This Stock Option Award Agreement (this “Agreement”) is made by and between Lantheus Holdings, Inc., a Delaware corporation (the “Company”), and #ParticipantName# (the “Participant”), effective as of #GrantDate# (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Amended and Restated Lantheus Holdings, Inc. 2026 Equity Incentive Plan (as the same may be amended and/or amended and restated from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of a Stock Option to purchase shares of Common Stock (“Shares”), subject to the terms and conditions set forth in the Plan and this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Stock Option Award. The Company has granted to the Participant, effective as of the Date of Grant, the right and option to purchase, on the terms and conditions set forth in the Plan and this Agreement, all or any part of an aggregate of #QuantityGranted# Shares, subject to adjustment as set forth in the Plan (the “Option”). The Option is intended to be a Nonqualified Stock Option.
2.
Exercise Price. The exercise price of the Option is #GrantPrice# per Share, subject to adjustment as set forth in the Plan (the “Exercise Price”).
3.
Vesting of Option. Subject to the terms and conditions set forth in the Plan and this Agreement, the Option will vest as follows:
(a)
General. Except as otherwise provided in Sections 3(b) and 4, the Option will vest on each of the first three (3) anniversaries of the Date of Grant, subject to the Participant’s continued Service through each applicable vesting date, except as set forth in Section 3(b) below, with the number of Shares that vest on the first two vesting dates rounded down to the nearest whole Share and with 100% of the remaining Shares becoming vested on the third (3rd) anniversary of the Date of Grant.

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(b)
Change in Control. Subject to the Participant’s continued Service through the date of a Change in Control:

(i)
if the consideration paid in connection with that Change in Control for the same class of the Company’s equity securities underlying the then-outstanding portion of the Option is all cash, then the Option will become fully vested immediately prior to the consummation of that Change in Control;

(ii)
if (x) the consideration paid in connection with that Change in Control for the same class of the Company’s equity securities underlying the then outstanding portion of the Option is all equity securities, or part cash and part equity securities, (y) the then-outstanding portion of the Option is assumed or substituted by the acquirer in that Change in Control for awards with substantially the same or comparable terms (including with respect to the then-current economic value) and (z) the Participant’s Service is terminated (1) without Cause or, (2) to the extent the Participant is party to an employment letter or agreement with the Company or any of its Subsidiaries that defines “Good Reason” (or any similar term), by the Participant for Good Reason, then within twelve (12) months following that Change in Control, the unvested portion of the Option will become fully vested upon that termination of Service.
(iii)
For clarity, in the case of a Qualified Retiree (as defined below), no additional vesting shall occur in the case of a Change in Control.
4.
Forfeiture; Expiration.
(a)
Termination of Service. Except as set forth in Section 3(b)(ii) above, any unvested portion of the Option will be forfeited immediately, automatically and without consideration upon termination of the Participant’s Service for any reason. Without limiting the generality of the foregoing, the Option and the Shares (and any resulting proceeds) will continue to be subject to Section 13 of the Plan.

(b)
Expiration. Any unexercised portion of the Option will expire on the tenth (10th) anniversary of the Date of Grant (the “Expiration Date”), or earlier as provided in this Agreement or the Plan.
5.
Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the vested portion of the Option at any time prior to the earliest to occur of:
(a)
the Expiration Date;
(b)
the date that is one (1) year following termination of the Participant’s Service due to death or Disability;

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(c)
the date that is ninety (90) days following termination of the Participant’s Service without Cause or, to the extent applicable, for Good Reason (except as provided in Section 5(e) as relates to Qualified Retirement (as defined below));
(d)
the date of termination of the Participant’s Service for Cause;
(e)
notwithstanding Section 5(c) of the Agreement, for a Participant whose Service terminates due to a Qualified Retirement (a “Qualified Retiree”), with respect to any options of Participant that vested pursuant to Section 3(a) prior to the Qualified Retirement Date (as defined below) (the “Vested Options”), the earliest to occur of (i) the third anniversary of the Qualified Retirement Date; (ii) the date on which the Participant violates any restrictive covenant or other continuing obligation to the Company on or after such Qualified Retirement Date; and (iii) the Expiration Date (the “Qualified Retirement Exercise Period”); provided that, upon the expiration of the Qualified Retirement Exercise Period, all Options will be immediately and automatically forfeited without consideration in the manner contemplated in Section 4; or

(f)
the date that is ninety (90) days following the termination of the Participant’s Service for any reason other than pursuant to Sections 5(b), 5(c), 5(d) or 5(e) above.

As used herein, “Qualified Retirement” means that, (a) as of the date Participant ceases to provide Services to the Company due to a voluntary retirement (and not a termination by the Company with or without Cause) (the “Qualified Retirement Date”), (i) Participant is at least fifty-five (55) years of age and (ii) Participant has provided Services to the Company or any Subsidiary for at least ten (10) years; and (b) if such Participant is not a Qualified Officer (as defined below), Participant provides written notice to the Company of his or her plan to cease providing Services to the Company at least six (6) months’ prior to Participant’s Qualified Retirement Date. For purposes of this Section 5, each of the following individuals is a Qualified Officer: (i) the Company’s principal executive officer, president, principal financial officer, principal operating officer, principal accounting officer or person performing similar functions and (ii) each named executive officer for whom disclosure was required pursuant to Item 402(c) of Regulation S-K (17 CFR 229.402(c)) in the Company’s most recent proxy statement or other filing with the Securities and Exchange Commission (“SEC”). For clarity, if Participant’s status as a Qualified Officer ceases prior to Participant’s Qualified Retirement Date, Participant shall promptly provide the Company with notice of retirement as provided in this Section 5.

6.
Exercise of Option
(a)
Exercise Process. Subject to Section 4 and 5, the Participant or, in the case of the Participant’s death or Disability, the Participant’s representative may exercise all or any part of the vested portion of the Option by following such procedures as are required by the Company’s equity administrator. In the event that the Option is being exercised by the Participant’s representative, the Participant’s representative will provide proof (satisfactory to the Committee) of the representative’s right to

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exercise the Option. The Participant or the Participant’s representative will deliver to the Committee, at the time of requesting to exercise such Options, payment in a form permissible under Section 7 for the full amount of the Purchase Price and applicable withholding taxes as provided below.
(b)
Issuance of Common Stock. After satisfying all requirements with respect to the exercise of the Option, the Committee will cause to be issued the Shares as to which the Option has been exercised (or, in the Committee’s discretion, in un-certificated form, upon the books of the Company’s transfer agent), registered in the name of the person exercising the Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). Neither the Company nor the Committee will be liable to the Participant or any other Person for damages relating to any delays in issuing the Shares or any mistakes or errors in the issuance of the Shares.
(c)
Withholding Requirements. The Company will have the power and the right to deduct or withhold automatically from any Shares deliverable under this Agreement, or to require the Participant or the Participant’s representative to remit to the Company, the minimum statutory amount necessary to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement (collectively, “Withheld Taxes”); provided that any obligations to pay Withheld Taxes may be satisfied in the manner in which the Purchase Price is permitted to be paid under Section 7 or any other manner permitted by the Plan.
7.
Payment for Shares. The “Purchase Price” will be the Exercise Price multiplied by the number of Shares with respect to which the Option is being exercised. All or part of the Purchase Price and any Withheld Taxes may be paid as follows:
(a)
Cash or Check. In cash or by bank certified check.
(b)
Brokered Cashless Exercise. To the extent permitted by applicable law and unless otherwise provided by the Committee, from the proceeds of a sale through a broker on the date of exercise of some or all of the Shares to which the exercise relates. In that case, the Participant will follow all such procedures as required by the Company’s equity administrator including, without limitation, providing a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the aggregate purchase price or Withheld Taxes, as applicable. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements or coordinate procedures with one or more brokerage firms.
(c)
Net Exercise. By reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the amount of the Purchase Price and/or Withheld Taxes, as applicable.

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(d)
Surrender of Stock. In each instance, at the sole discretion of the Committee, by surrendering, or attesting to the ownership of, Shares that are already owned by the Participant free and clear of any restriction or limitation, unless the Committee specifically agrees to accept such Shares subject to such restriction or limitation. Such Shares will be surrendered to the Company in good form for transfer and will be valued by the Company at their Fair Market Value on the date of the applicable exercise of the Option, or to the extent applicable, on the date the Withheld Taxes is to be determined. The Participant will not surrender, or attest to the ownership of, Shares in payment of the Purchase Price (or Withheld Taxes) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes that otherwise would not have occurred.
8.
Adjustment to Option. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.4 of the Plan, the Option may be adjusted in accordance with Section 4.4 of the Plan.
9.
Miscellaneous Provisions
(a)
Securities Laws Requirements. No Shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those Shares.
(b)
Rights of a Shareholder of the Company. Neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Company with respect to any Shares subject to the Option until the Participant or the Participant’s representative becomes entitled to receive those Shares by (i) following all such procedures as required by the Company’s equity administrator, (ii) paying the Purchase Price and Withheld Taxes as provided in this Agreement, and the Company actually receiving those amounts, (iii) the Company issuing those Shares and entering the name of the Participant in the register of shareholders of the Company as the registered holder of those Shares and (iv) satisfying any other conditions as the Committee reasonably requires.
(c)
Transfer Restrictions. The Shares purchased by exercise of the Option will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock exchange upon which such shares are listed, and any applicable

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Federal or state laws, and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon any certificate(s) or other document(s) delivered to the Participant, or on the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.
(d)
No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interferes with or otherwise restricts in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.
(e)
Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in a writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt. Any notification required by the terms of this Agreement will be given by the Company (i) in a writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (ii) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.
(f)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement (including any letter or other notice notifying the Participant of this Award).
(g)
Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
(h)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

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(i)
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.
(j)
Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.
(k)
Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Participant (or her or his beneficiary, legatee, executor, personal representative or distributee, as applicable) and each party to this Agreement agrees that it will bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Plan or this Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (either of the foregoing, the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action will be effective if notice is given in accordance with this Agreement.
(l)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, and each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.
(m)
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company and the Participant have executed this Stock Option Award Agreement as of the date first written above.

Lantheus Holdings, Inc.

By:___ _____________________________

Jamie Spaeth

Chief People Officer

_________________________

Participant
#ParticipantName# #AcceptanceDate# #Signature#

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